EXHIBIT (11.1)----STATEMENT RE:  COMPUTATION OF DILUTED EARNINGS PER SHARE

Diluted earnings per share computations assume the exercise of stock options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of options outstanding during the period and only include those warrants and options for which the exercise price is less than the average share price during the period. The net additional shares issuable are calculated based on the treasury stock method and are added to the weighted average number of shares outstanding during the period.


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 2003         Three Months
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Actual net income (A)                                                  $ 2,817,568
                                                                        ==========

Assumed exercise of stock options and warrants                             369,455
Application of assumed proceeds ($7,702,095) toward
  repurchase of outstanding common stock at an average
  market price of $24.24                                                  (317,743)
                                                                        ----------
Net additional shares issuable                                              51,712
                                                                        ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                            11,286,751
  Net additional shares issuable                                            51,712
                                                                        ----------
  Adjusted shares outstanding (B)                                       11,338,463
                                                                        ==========
Net income per common share (A) divided by (B)                         $      0.25
                                                                        ==========


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 2002         Three Months
--------------------------------------------------------------         ------------
Actual net income (A)                                                  $ 3,606,089
                                                                        ==========

Assumed exercise of stock options and warrants                              92,700
Application of assumed proceeds ($882,588) toward
  repurchase of outstanding common stock at an average
  market price of $18.901                                                  (46,695)
                                                                        ----------
Net additional shares issuable                                              46,005
                                                                        ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                             8,927,546
  Net additional shares issuable                                            46,005
                                                                        ----------
  Adjusted shares outstanding (B)                                        8,973,551
                                                                        ==========
Net income per common share (A) divided by (B)                         $      0.40
                                                                        ==========